This Note is a Global Note within the meaning of the Base
Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Base Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR
OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. 1                                 CUSIP No. 904000AB2
                                      $100,000,000

                  ULTRAMAR DIAMOND SHAMROCK CORPORATION

                                  NOTE
                           DUE OCTOBER 15, 2037

          ULTRAMAR DIAMOND SHAMROCK CORPORATION, a corporation organized under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Base Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred
Million Dollars ($100,000,000) on October 15, 2037 and to pay interest thereon from October 14, 1997, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 1998, at a rate of 6.75% per annum until the principal hereof is paid or made available for payment, and on any overdue principal and premium, if any, at a rate of 6.75% per annum and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of 6.75% per annum compounded semi-annually. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (as defined below) shall be calculated as provided in the Base Indenture. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on such date and no interest shall accrue on the amount so payable from the period from and after such Interest Payment
Date or Maturity Date, as the case may be (each date on which interest is actually payable, an "Interest Payment Date"). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the person in whose name this Note (or one or more Predecessor
Security, as defined in said Base Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the April 1 and October 1 next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Company and upon prior notice to the Trustee, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment.

          The indebtedness evidenced by this Note is, to the extent provided in the Base Indenture, equal in right of payment with all other unsecured and unsubordinated indebtedness of the Company, and this Note is issued subject to the provisions of the Base Indenture and First Supplemental Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on his or her behalf to be bound by such provisions. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Base Indenture and First Supplemental Indenture by each holder of unsecured and unsubordinated indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder or creditor upon said provisions.

          The First Supplemental Indenture provides for the redemption by the Company of this Note at any time after October 15, 2009, subject to the terms and conditions therein. Each Holder of this Note, by accepting the same, (a) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the limitations so provided and (b) appoints the Trustee his or her attorney-in-fact for any and all such purposes.

          On October 15, 2009, or if such date is not a Business Day then the next succeeding business day, each Holder of this Note will have the right, in accordance with the terms and conditions of the First Supplemental Indenture, to require the Company to redeem all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes for cash at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

          This Note shall not be entitled to any benefit under the Base Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                    ULTRAMAR DIAMOND SHAMROCK CORPORATION

                    By:  /s/  Steve Blank
                       Name:  Steve Blank
                       Title: Vice President and Treasurer


Attest:

By:  /s/   Harold D. Mallory
   Name:   Harold D. Mallory
   Title:  Managing Attorney and
           Assistant Corporate Secretary


                      CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Base Indenture.


                         THE BANK OF NEW YORK,
                         as Trustee


                           By:  /s/  Walter Gitlin
                                Authorized Signatory



Dated:  October 14, 1997


                       (FORM OF REVERSE OF NOTE)

          This Note is one of a duly authorized series of securities of the Company (herein sometimes referred to as the "Securities"), issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 15, 1995 (the "Base Indenture"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of October 14, 1997 (the "First Supplemental Indenture"), between the Company and the Trustee, to which Base Indenture and First Supplemental Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Base Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This Security is one of the series designated on the face hereof (the "Notes") and is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          In case an Event of Default, as defined in the Base Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Base Indenture.

          The Base Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected to execute supplemental indentures for the purpose of adding any provisions to the Base Indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) change the Maturity of the principal of, or the Stated Maturity of any premium on, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or change the coin or currency in which any Security is denominated, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be); or (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the Holders of which are required to consent to any such supplemental indenture or to waive compliance with certain provisions of the Base Indenture or certain defaults thereunder and their consequences provided for in the Base Indenture; or (iii) modify any of the provisions of the Base Indenture relating to supplemental indentures or the waiver of defaults, except to increase any such percentage or to provide that certain other provisions of the Base Indenture cannot be modified or waived, without the consent of the Holders of each Outstanding
Security affected thereby. The Base Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series or a Default in respect of a covenant or provision of the Base Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Base Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

          No reference herein to the Base Indenture or First Supplemental Indenture and no provision of this Note or of the Base Indenture or First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

          As provided in the Base Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York duly endorsed by the registered Holder hereof or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security
Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment of this Note for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may treat the registered holder hereof as the owner hereof (whether or not this Note shall be overdue) and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Base Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Base Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Base Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Note that are defined in the Base Indenture or First Supplemental Indenture shall have the meanings assigned to them therein.

          THE BASE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.